Exhibit 16.1

June 15, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Forafric Global PLC (formerly known as Globis NV Merger Corp) under Item 4.01 of its Form 8-K filed on June 15, 2022. We agree with the statements concerning our Firm under Item 4.01; we are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Marcum LLP

Melville, NY